Exhibit 27(h)(41)

AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Southland Life Insurance Company, a life insurance company organized under the laws of the State of Texas (the "Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

     WHEREAS, the Parties executed a participation agreement dated August 10, 1995 (the "Participation Agreement"), governing how shares of the Fund’s portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule C an amended Schedule C in the form attached hereto which adds certain investment options to the Contracts funded by the Separate Accounts to be effective May 1, 2003.

Executed this ____ day of April 2003.

Southland Life Insurance Company		Variable Insurance Products Fund II

BY:		BY:
	Lawrence D. Taylor		Maria Dwyer
	Vice President and Illustration Actuary		Treasurer

Fidelity Distributors Corporation

BY:
Don Holborn
Executive Vice President

Schedule C

Other investment companies currently available under variable annuities or variable life insurance offered by the Company.

The Alger American Fund
Alger American Growth Portfolio - Class O Shares
Alger American Leveraged AllCap Portfolio - Class O Shares
Alger American MidCap Growth Portfolio - Class O Shares
Alger American Small Capitalization Portfolio - Class O Shares

American Funds Insurance Series
Growth Fund - Class 2
Growth Income Fund - Class 2
International Fund - Class 2

Fidelity Variable Insurance Products Fund
Equity - Income Portfolio - Initial and Service Classes
Growth Portfolio - Initial and Service Classes
High Income Portfolio - Initial and Service Classes
Money Market Portfolio - Initial Class
Overseas Portfolio - Initial and Service Classes

ING Investors Trust (f/k/a The GCG Trust)
ING Hard Assets Portfolio - Institutional Class
ING Limited Maturity Bond Portfolio - Service Class
ING Liquid Asset Portfolio - Service Class
ING Marsico Growth Portfolio - Institutional Class
ING MFS Mid-Cap Growth Portfolio - Institutional Class
ING MFS Research Portfolio - Institutional Class
ING MFS Total Return Portfolio - Institutional Class
ING Salomon Brothers Investors Portfolio - Institutional Class
ING T. Rowe Price Capital Appreciation Portfolio - Institutional Class
ING T. Rowe Price Equity Income Portfolio - Institutional Class
ING Van Kampen Real Estate Portfolio - Institutional Class

ING Income Shares
ING VP Bond Portfolio - Class R

ING Partners, Inc.
ING JP Morgan Mid Cap Value Portfolio - Initial Class
ING PIMCO Total Return Portfolio - Initial Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial Class
ING UBS Tactical Asset Allocation Portfolio - Initial Class
ING Van Kampen Comstock Portfolio - Initial Class

ING Variable Portfolios, Inc.
ING VP Index Plus LargeCap Portfolio - Class R
ING VP Index Plus MidCap Portfolio - Class R
ING VP Index Plus SmallCap Portfolio - Class R

ING Variable Products Trust
ING VP Growth Opportunities Portfolio - Class R
ING VP MagnaCap Portfolio - Class R
ING VP MidCap Opportunities Portfolio - Class R
ING VP SmallCap Opportunities Portfolio - Class R

INVESCO Variable Investment Funds, Inc.
Core Equity Portfolio
Utilities Portfolio

Janus Aspen Series
Balanced Portfolio - Institutional and Service Shares
Growth Portfolio - Institutional and Service Shares
International Growth Portfolio - Institutional and Service Shares
Mid Cap Growth Portfolio (f/k/a Aggressive Growth Portfolio) - Institutional and Service Shares
Worldwide Growth Portfolio - Institutional and Service Shares

Pioneer Investment Management, Inc.
Mid Cap Value VCT Portfolio - Class I Shares
Small Cap Value VCT Portfolio - Class I Shares

Putnam Variable Trust
Growth and Income Fund - Class IB Shares
New Opportunities Fund - Class IB Shares
Small Cap Value Fund - Class IB Shares
Voyager Fund - Class IB Shares